EXHIBIT 32.4
CERTIFICATION
In connection with the periodic report of United Dominion Realty, L.P. (the “Operating Partnership”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), I, David L. Messenger, Senior Vice President and Chief Financial Officer of UDR, Inc., the general partner of the Operating Partnership, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and
(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership at the dates and for the periods indicated.

Date: February 27, 2012	/s/ David L. Messenger
David L. Messenger
Chief Financial Officer and Senior Vice President of UDR, Inc., general partner of the Operating Partnership (Principal Financial and Accounting Officer)